                               EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into by and between Q COMM INTERNATIONAL, INC., a Nevada corporation (the "Company" or
"Employer"), and STEPHEN C. FLAHERTY ("Employee").

                                    Recitals

      A. Employer is a company engaged in the business of providing management services;

      B. Employee has been engaged in and has a great deal of experience and reputation in the above-designated business;

      C. The Company desires to provide for the employment of Employee, to clearly set forth the relationship between the parties, and to restrict Employee from using certain confidential information and from competing with the Employer in the future.

                                    Agreement

      NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated as a part of this Agreement, and of the mutual covenants contained herein and the mutual benefits to be derived hereunder, the parties agree as follows:

      1. Employment. Employer hereby employs Employee to perform those duties generally described in this Agreement, and Employee hereby accepts and agrees to such employment on the terms and conditions hereinafter set forth, all as of the date provided in paragraph 32, below (the "Effective Date").

      2. Duties. Employer hereby employs Employee on a full-time basis to serve as president of the Company, and Employee agrees to serve in such office and, at the pleasure of the board of directors, in such additional and/or other offices or positions consistent with his stature and responsibilities hereunder, with
Employer as shall, from time to time, be determined by Employer's board of directors, without compensation except as set forth herein.

      3. Reasonable Best Efforts. Employee agrees that he will at all times faithfully, industriously, and to the reasonable best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and explicit terms hereof.

      4. Vacations. Employee shall be entitled each year to a paid vacation of at least two weeks. Vacation shall be taken by Employee at times and with starting and ending dates determined by Employee taking into account the reasonable needs of Employer. Vacation or portions of vacations not used in one employment year shall carry over to the succeeding employment year, but shall thereafter expire if not used within such succeeding year.

      5. Term. The term of this Agreement shall be for the period commencing, on the Effective Date and continuing through December 31, 2000. This Agreement shall be renewed for successive one-year terms, upon the agreement of the
Employer and Employee to renew this Agreement. For all purposes of this
Agreement, including for purposes of applying the renewal provisions of this
Section to any term subsequent to the term then being extended, the Expiration
Date shall mean December 31, 2000, for the initial term hereof, or December 31 at the end of any one-year renewal term, as the case may be.

      6. Base Salary. Employer shall pay to Employee a base salary of $98,000 per annum for the period ending December 31, 1999, and $120,000 for each successive one-year term of this Agreement. Base salary is payable biweekly in accordance with the payroll procedures established by Employer for all its employees. Such salary shall be subject to an annual review and may be increased, but not decreased, by the Company's board of directors. The salary to
Employee and all other compensation and benefits hereunder shall be subject to withholding and other applicable taxes.

      7. Stock Option. As an inducement to the Employee, and in consideration of the agreement of Employee to accept employment with Employer, on the Effective
Date of this Agreement Employer shall issue and deliver to Employee an option to purchase shares of the Employer's common stock in the form attached hereto as
Exhibit "A".

      8. Employment Benefits. Employer shall provide life, long-term disability, and health and medical insurance for Employee in a form and program to be chosen by Employer for its full-time employees. Employee shall be entitled to participate in all of Employer's benefit plans, including but not limited to, any stock option, medical, dental, life insurance, retirement, pension, profit sharing, or other plan as in effect from time to time on the same basis as provided generally to all other employees.

      9. Working Facilities. Employer will provide to Employee at Employer's principal executive offices suitable executive offices and facilities appropriate for his position and suitable for the performance of his responsibilities.

      10. Expenses. Employer shall bear the cost of all expenses reasonably incurred by the Employee in performing his duties under this Agreement. The expenses for which Employer will reimburse Employee include, but are not limited to, expenses for travel, lodging, meals, beverages, entertainment, and similar items. The Employee shall provide to Employer a monthly accounting of such expenses, all on a basis consistent with a reasonable policy established by
Employer for its executive officers. Any amount owing on the monthly accounting will be paid by the Employer or reimbursed by the Employee, as the case may be, within 30 days following the end of the month. Employee agrees to submit such documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes, which are permitted under the
Internal Revenue Code. Employee agrees to keep such records as are required under the Internal Revenue Code and the Regulations thereunder to enable substantiation of each of the said expenditures or reimbursements. In the event a dispute should arise regarding any matter set forth in this paragraph 10, the determination with respect thereto

shall be made by Employer's certified public accountants, which determination shall be final and binding on all parties hereto.

      11. Non-Solicitation. During the period of this Agreement, and for an additional period after termination or expiration of this Agreement equal to one year, Employee agrees that he will not, directly or indirectly, solicit any employee of Employer or any subsidiary of Employer (the "Employer Group") who was employed by the Employer Group at any time within six months prior to the date of termination or expiration of this Agreement. During the period of this
Agreement, and for an additional period after termination or expiration of this
Agreement equal to one year, Employee agrees that he will not, directly or indirectly, solicit in connection with any business that is the same as or similar to the business of the Employer Group any person, firm, or business that was a customer or client of the Employer Group at any time during the two year period prior to the date of termination or expiration of this Agreement or any person, firm, or business that was solicited by any of the Employer Group to be a customer or client of the Employer Group at any time during the six-month period prior to the date of termination or expiration of this Agreement. The obligation not to solicit as described above is not limited by territory. If in any judicial proceeding a court shall refuse to enforce any of the covenants included in this paragraph, then the unenforceable covenants shall be deemed eliminated from these provisions for the purpose of those proceedings and solely for the geographical area covered by the jurisdiction of the court presiding over the proceedings to the extent necessary to permit the remainder covenants to be enforced. The foregoing covenants shall survive the termination of this
Agreement.

      12. Non-Disclosure of Information. In further consideration of employment and the continuation of employment by Employer, Employee agrees as follows:

      (a) During the period of this Agreement and after termination or expiration of this Agreement for any reason, Employee will not, directly or indirectly:

            (i) use for his own benefit or give to any person not authorized by
      Employer to receive or use such information, except for the sole benefit of Employer, any data, information, marketing or installation plans, procedures, results, methods, ideas, processes, or research and development, which are proprietary to Employer;

            (ii) use for his own benefit or give to any person not authorized by
      Employer to receive it, any plans or specifications, customer lists, data, study, table, report, written technical information, or the like owned by
      Employer, or any copy thereof; or

            (iii) use for his own benefit or give to any persons not authorized by Employer to receive it any information that is not generally known to anyone other than Employer, or that is designated by Employer as
      "Limited", "Private", or "Confidential", or similarly designated.

      (b) Employee will not, except when authorized by Employer or required for the performance of his duties hereunder, remove any of Employer's physical property from

Employer's premises. He will return to Employer, immediately upon termination of employment, all of Employer's physical property in his possession or control.

      14. Termination. Either party may terminate this Agreement at any time for any reason on not less than 30 days' prior written notice to the other party. In connection with any such termination, the Employee shall receive all base salary and benefits due him through the date of the termination. In the event termination occurs other than on expiration of the term of this Agreement under paragraph 5, above, or by the Company for "Cause" (as hereinafter defined), or this Agreement is terminated by the Employee for "Good Reason" (as hereinafter defined), the Employee's option with respect to the "Termination Options Shares"
shall vest as provided in paragraph 2 of the option attached hereto as Exhibit
"A". For purposes hereof, "Cause" shall mean any of (a) a conviction of Employee in any criminal proceeding other than traffic violations and other minor offenses, (b) Employee being found by a court of competent jurisdiction in a civil action to have engaged in any conduct constituting fraud, conversion of property, or theft, or (c) any breach by Employee of the terms of this Agreement that is not cured within 30 days after Employee receives written notice detailing the breach. For purposes hereof, "Good Reason" shall mean any of (x) a substantial reduction in the duties, title, or responsibilities of the Employee hereunder without the Employee's written consent, (y) a reduction in the base salary or benefits due Employee hereunder without the Employee's written consent, or (z) moving Employee's primary place of employment outside the Orem,
Utah metropolitan area without the Employee's written consent.

      15. Death During Employment. If the Employee dies during the term of the employment, Employer shall pay to the estate of Employee an amount equal to all base salary earned as of the date of death.

      16. Nontransferability. Neither Employee, his spouse, his designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement. Such payments and other rights are expressly declared non-assignable and nontransferable except as specifically provided herein.

      17. Indemnification. Employer shall indemnify Employee and hold him harmless from liability for, and shall advance to him on a current basis any expenses incurred in connection with, acts, omissions, or decisions made by him while performing services for Employer to the greatest extent permitted by applicable law. Employer shall also use its best efforts to obtain and maintain during the term of this Agreement coverage for Employee in his capacity as an officer and director of Employer of any of its subsidiaries or affiliates under any insurance policy now in force or hereafter obtained during the term of this
Agreement insuring officers and directors of Employer, in amounts acceptable to
Employee, against such liability.

      18. Assignment. This Agreement may not be assigned (other than by will or by operation of law), by either party without the prior written consent of the other party. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

      25. Arbitration. In the event of dispute or controversy between the parties as to the performance hereof, this Agreement shall be and remain in full force and effect and all terms hereof shall continue to be complied with by both parties, it shall be submitted to two arbitrators, one to be appointed by each, and if those arbitrators do not agree, they shall select a third disinterested and competent person to act with them, and the decision of the three, or a majority of them, shall be final and conclusive. If either party does not appoint an arbitrator as aforesaid within 90 days after receipt of notice to the other that it desires arbitration, which notice shall state the name and address of the arbitrator appointed by such other, and does not within such period furnish to such other party the name and address of the second arbitrator, then the arbitrator first named shall appoint a disinterested and competent arbitrator for the party thus defaulting, and the two arbitrators so appointed shall select a third to act with them as aforesaid and with like effect. Cost of arbitration shall be borne by the parties equally. Judgment upon the reward rendered may be entered in any court having jurisdiction thereof.

      26. Enforcement. Employee acknowledges that any remedy at law for breach of paragraphs 11 and 12 would be inadequate, acknowledges that Employer would be irreparably damaged by an actual or threatened breach thereof, and agrees that
Employer shall be entitled to an injunction restraining Employee from any actual or threatened breach of paragraphs 11 and 12 as well as any further appropriate equitable relief without any bond or other security being required. In addition to the foregoing, each of the parties hereto shall be entitled to any remedies available at law or in equity with respect to the breach of the terms of this
Agreement by the other party.

      27. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Utah.

      28. Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

      29. Waiver. No failure by an party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any other covenant, agreement, term, or condition.

      30. Non-Disclosure. Employer shall not reveal the terms of this Agreement to any party, except as may be required by law or upon the reasonable request of any bank, investment-banking firm, or present or proposed lender of Employer.

      31. No Conflict. Each of Employer and Employee hereby represents that this
Agreement does not, and as of the Effective Date will not, conflict with any other agreement to which it is a party.

      32. Effective Date. This Agreement shall be effective ("Effective Date"), and the term hereof shall commence upon May 3, 1999.

      19. Entire Agreement. This Agreement, including the option arrangements referred to herein, is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of
Employee by Employer. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this
Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this
Agreement.

      20. Modification of Contract. This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

      21. Counterpart and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this
Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

      22. Cooperation. The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade which are regularly observed within the industry. In this regard, Employer shall not engage in any course of conduct which is oppressive to Employee and intended by Employer to force
Employee's resignation.

      23. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      24. Notices. Any notice, request, instruction, report or other document to be given to the parties shall be in writing and delivered personally or sent by certified mail, postage prepaid,

                  if to Employee:    Stephen C. Flaherty
                                     3645 North Little Rock Drive
                                     Provo, UT 84604

                  if to Employer:    Q Comm International, Inc.
                                     Attn: Paul Hickey
                                     1135 South 1680 West
                                     Orem, UT 84058-4930

or at such other address as any party shall specify to the other party in writing.

      IN WITNESS WHEREOF, the parties have executed this Agreement at Salt Lake
City, Utah, the 3rd day of May, 1999.

                               EMPLOYER:

                               Q COMM INTERNATIONAL, INC.

                               By /s/ Paul Hickey
                                 -----------------------------------------------
                                 Duly Authorized Officer  -- Paul Hickey -- CEO

                               EMPLOYEE

                               /s/ Stephen C. Flaherty
                               -------------------------------------------------
                               Stephen C. Flaherty